Exhibit 10.3

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (the “Agreement”) is made and entered into as of September 29, 2009 (the “Effective Date”) by and among VENSURE EMPLOYER SERVICES, INC., an Arizona corporation (“Vensure” or the “Company”), the Person(s) who have executed this Agreement on the Investors Signature Page hereof under the heading “INVESTORS” (individually, an “Investor” and collectively, the “Investors”); FUND.COM INC., a Delaware corporation (“FNDM”); and the record owners of shares of Common Stock of the Company who have executed this Agreement on the Stockholders Signature Page under the heading “STOCKHOLDERS” (each a “Stockholder” and collectively the “Stockholders”), and any other person(s) or entity(ies) who subsequently becomes a party to this Agreement.

RECITALS:

WHEREAS, the Stockholders are the owners of (a) an aggregate of 1,000,000 shares of Common Stock of the Company, representing 100% of the issued and outstanding shares of the Common Stock of the Company, as set forth on Schedule A, and (b) FNDM is the owner of 218,883.33 shares of the Series A Preferred Stock of the Company; and

WHEREAS, the Investors have provided the Company with loans and advances of $1,700,000 and have arranged for letters of credit aggregating $750,000 for the benefit of the Company, all pursuant to the terms of the Investment Agreement; and

WHEREAS, the Company, FNDM, the Investors and the Stockholders wish to enter into this Agreement to document their agreement and understanding regarding certain restrictions and controls on the management and operation of the Company and transfers and other dispositions of the Common Stock and the Series A Preferred Stock; and

WHEREAS, except with respect to the Investment Agreement, and the Transaction Documents referred to therein and executed pursuant thereto, this Agreement and the terms and covenants contained herein shall supersede and take precedence to similar terms and covenants set forth in any other agreement between the Company and its Stockholders, including, without limitation, a letter agreement, dated as of July 27, 2009 (the “Prior Agreements”).

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE  1 -  CERTAIN DEFINITIONS

Section 1.1    As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.  Control will be presumed by the ownership of 10% or more of the voting securities of any such Person.  For purposes of Section 2.10 (Drag-Along Rights) each director, shareholder, general partner, member, officer and employee (to the extent applicable) of a Person or the spouse or children of any such director, shareholder, general partners,  member, officer or employee or a trust of trusts solely for the benefit of such director, shareholder, general partner, member, officer or employee and/or the spouse or children of such director, shareholder, general partner, member, officer or employee shall, in each case, be deemed to be a Affiliate.

“Agreement” means this Agreement as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms herein.

“Board of Directors” means the Board of Directors of the Company

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Bylaws” means the Bylaws of the Company in effect on the Effective Date, as the same may be amended from time to time.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, in effect on the Effective Date, as the same may be amended from time to time.

 “Common Stock” means the 5,000,000 shares of common stock, $0.001 par value per share, of the Company that is authorized for issuance pursuant to the Certificate of Incorporation.

 “Company” or “Vensure” means Vensure Employer Services, Inc., a Nevada corporation.

 “Corporations” means the collective reference to the Company, each of the Vensure Subsidiaries and following the Reverse Merger, Pubco.

 “Effective Date” has the meaning set forth in the preamble to this Agreement.

 “FNDM” means Fund.com, Inc., a Delaware corporation.

“FNDM Securities Purchase Agreement” means the securities purchase agreement, dated September 24, 2009 between Vensure and FNDM in the form of Exhibit B to the Investment Agreement.

 “Investment Agreement” means the investment agreement, dated September 24, 2009, among the Persons defined as “Investors,” the Company, the Stockholders and FNDM

“Investors” means the collective reference to (a) those specific Persons who have executed this Agreement on the signature page hereof under the heading “Investors,” and (b) their Affiliates or Permitted Transferees.

 “Liquidity Event” shall mean the collective reference to any one of the following events:

(a)           an underwritten initial public offering of Common Stock of the Company (an “IPO”); or

(b)           a Reverse Merger; or

(c)           the sale of all or substantially all of the securities or assets of the Company to, or the merger or consolidation of the Company with, any Person who is not an Affiliate of the Company, FNDM, the Investors or the Stockholders in any transaction which is not a Reverse Merger (a “Sale of Control”).

“Notes” means the collective reference to the “Interim Note” and the “Long-Term Notes,” as those terms are defined in the Investment Agreement.

“Offerees” means (i) the Company, and (ii) each of the Stockholders, excluding any Stockholder who has caused or initiated the event that results in the offer of the Shares to the Offerees hereunder.  Offerees who are Stockholders are sometimes referred to herein as “Stockholder Offerees.”

 “OTCBB” means the FINRA over-the-counter bulletin board.

 “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint Vensure, joint stock company, limited liability company, governmental agency or authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Permitted Transfer” shall have the meaning set forth in Section 2.1(c) of this Agreement.

“Preferred Stock” means the 1,000,000 shares of preferred stock of the Company authorized for issuance pursuant to the Certificate of Incorporation with such rights and privileges, including conversion, voting and redemption rights, as the board of directors of the Company may from time to time determine.

“Pubco” means a publicly traded corporation to be identified by the Investors:

(a)           whose shares of Pubco Common Stock have been either (i) been registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or (ii)  is a voluntary filer of annual reports, quarterly reports and interim reports under the Exchange Act;

(b)           whose shares of Pubco Common Stock trade on the OTCBB or other recognized national securities exchange acceptable to the Investors and Vensure;

(c)           that, at the time of execution of the Reverse Merger Agreement and consummation of the Reverse Merger does not have more than $50,000 of liabilities and obligations; and

(d)           that, at the time of the consummation of the Reverse Merger, has no active trade or business

“Pubco Common Stock” means the authorized, issued and outstanding shares of common stock of Pubco.

“Pubco Preferred Stock” shall mean the authorized shares of preferred stock of Pubco.

“Pubco Series A Preferred Stock” shall mean a series of Pubco Preferred Stock that shall be substantially identical to the Series A Preferred Stock of Vensure and otherwise reasonably acceptable to FNDM.

 “Reverse Merger” means a transaction whereby the Company shall merge with or be acquired by Pubco or a wholly-owned acquisition subsidiary of Pubco pursuant to the terms and conditions set forth in the Reverse Merger Agreement.

“Reverse Merger Agreement” shall mean the agreement and plan of merger or share exchange agreement among the Stockholders and Pubco and/or an acquisition subsidiary of Pubco, in form and content satisfactory to the parties thereto, whereby after consummation of the Reverse Merger: (a) the existing holders of Company Common Stock (including the Investors) shall own not less than 95% of the outstanding Pubco Common Stock and (b) FNDM shall own all of the outstanding shares of Pubco Series A Preferred Stock Preferred Stock..

“Series A Preferred Stock”  shall mean the 218,883.33 shares of Series A preferred stock of Vensure authorized for issuance pursuant to its Certificate of Incorporation

“Shares” shall mean the collective reference to all shares of Common Stock and all shares of Series A Preferred Stock that are owned by the Stockholders of the Company or their Permitted Transferees.

“Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by Vensure and/or any of its other subsidiaries.

"Triggering Date” shall mean (i) for Section 2.2(a), the date of the selling Stockholder’s death; (ii) for Section 2.3, the date of the occurrence of an event of insolvency; and (iii) for Section 2.4, the date that the Offer (as defined in Section 2.4(a)) is delivered to the Offerees.

“Vensure Group” means the collective reference to Vensure and all Vensure Subsidiaries as at the Effective Date.

“Vensure Retirement” shall mean Vensure Retirement Administration, Inc., a Delaware corporation and a 100% owned subsidiary of Vensure as at the Effective Date.

“VSA” shall mean Vensure Services Inc., a credit union service organization which on or promptly following the Effective Date shall be owned not less than 80.1% by Vensure and not more than 19.9% by Grand Adirondack Federal Credit Union (“GAFCU”).

 “Vensure Subsidiaries” shall, as at the Effective Date mean and include those Subsidiaries listed on Schedule B annexed hereto and made a part hereof, which Vensure Subsidiaries shall include VSA and Vensure Retirement.

ARTICLE  2 - TRANSFERS

Section 2.1    General Restriction Against Transfer; Permitted Transfers.

(a) Each Stockholder covenants and agrees that, except as specifically set forth in this Article 2 and subject to Section 2.1(b), neither such Stockholder nor such Stockholder’s legal representatives or successors shall sell, donate, assign as collateral, pledge, hypothecate, mortgage, encumber, allow to be encumbered, transfer or otherwise dispose of in any manner whatsoever (each, a “Transfer”) any Shares.

(b) Any attempt to Transfer or to agree to Transfer any Shares in contravention of the provisions of this Agreement shall be void and shall have no effect.  Compliance with the provisions of this Agreement shall be a condition precedent to the recording or documentation of any Transfer of any Shares in the books and records of the Company.

(c) Notwithstanding any of the restrictions on Transfer of the Shares contained in this Agreement, Transfers of any Shares owned by record by any one or more of the Stockholders shall be permitted if such Transfers are made to any one or more of the following Persons ((individually or collectively, a “Permitted Transferee”):

(i)           during the lifetime of a Stockholder, to any Affiliate or member of the family of such Stockholder, including, without limitation, a Transfer of Shares to a trust for the benefit of any of them, or to any Person who is an equity owner of the Stockholder or who controls, is controlled by or is under common control with such Stockholder,

(ii)           upon the death of a Stockholder, to any beneficiary pursuant to the last will and testament of any Stockholder, or

(iii)           to any business associate of any Investor or any third Person designated by an Investor so long as such Person is not a competitor of the Company and the Vensure Subsidiaries

(each a “Permitted Transfer”); provided, however, that (A) any Shares so Transferred shall continue to be subject to the restrictions of this Agreement, (B) such Transfer does not violate any of the provisions of this Agreement, and (C) such Transfer shall not be effective until the Permitted Transferee executes and delivers an agreement in the form supplied by the Company whereby such Permitted Transferee agrees to become a party to this Agreement and to be bound by each of the terms and conditions of this Agreement.  As used herein, the word “family” shall mean any spouse, lineal ancestor or descendant, adoptee, brother or sister.

(d) Each Stockholder hereby agrees that, during the period of duration specified by the Company and any underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, he or it shall not, to the extent requested by the Company and such underwriter, Transfer any securities of the Company held by him or it at any time during such period except Common Stock included in such registration.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares of each such Stockholder until the end of such period. This Section 2.1(d) shall expressly survive any termination of this Agreement.

Section 2.2    Effect of Death.

(a) Except for a Permitted Transfer to a Permitted Transferee, following the death of a Stockholder, such Stockholder’s legal representative shall, within forty-five (45) days after its appointment, offer to sell to the Offerees, and the Offerees may, but shall not be required to, purchase all, but not less than all, of such Shares.  If the Offerees do not offer to purchase all of the deceased Stockholder’s Shares, the deceased Stockholder’s legal representative shall not be required to sell any Shares to the Offerees.

(b) Any proposed sale or sale under this Section 2.2 shall be made in accordance with Section 2.5, Section 2.6, Section 2.7 and Section 2.8.

Section 2.3   Sale Upon Insolvency.  Each Stockholder agrees that upon the occurrence of any of the following events:  (i) a Stockholder’s adjudication as a bankrupt; (ii) institution by or against a Stockholder of a petition for arrangement or any other type of insolvency proceeding under any bankruptcy law or otherwise; (iii) a Stockholder’s making of a general assignment for the benefit of such Stockholder’s creditors, (iv) the appointment of a receiver or trustee in bankruptcy of such Stockholder for any of a Stockholder’s assets; or (v) the taking, making or institution of any like or similar act or proceeding involving a Stockholder, provided that such event, adjudication, institution, making, appointment or similar act or proceeding is not cured or rescinded within sixty (60) days (the “Cure Period”), then, at the end of the Cure Period, such Stockholder or such Stockholder’s successor or successors in interest shall offer to sell to the Offerees, and the Offerees may, but shall not be required to, purchase all, but not less than all, of such Stockholder’s Shares and such sale shall be made in accordance with Section 2.5, Section 2.6, Section 2.7 and Section 2.8.

Section 2.4    Right of First Refusal.

(a) Notwithstanding any other provision of this Agreement, except as provided in Section 2.4(c) below, no Stockholder may sell all or any portion of his or its Shares for a period of 12 months following the Effective Date.

(b) If at any time following 12 months from the Effective Date, any Stockholder desires to sell for cash or cash equivalents all or any portion of its Shares pursuant to a bona fide offer from a third party who is not an Affiliate (for the purposes of this Section 2.4, the “Proposed Transferee”), such selling Stockholder shall submit a written offer (the “Offer”) to sell such Shares (the “Offered Shares”) to the Offerees on terms and conditions, including price, not less favorable to the Offerees than those on which the selling Stockholder proposes to sell such Offered Shares to the Proposed Transferee.  The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Shares owned by the selling Stockholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale.  The Company may assign its right to purchase the Offered Shares by delivering written notice to the selling Stockholder.  Any sale proposed or made under this Section 2.4 shall be made in accordance with Section 2.5, Section 2.6 and Section 2.8.

(c) The provisions of this Section 2.4 (including any Stockholders Right of First Refusal) shall not apply with respect to:

(i)           the occurrence of any Liquidity Event, or

(ii)           any redemption of Shares or sales of Shares by a Stockholder to the Company in a transaction approved by the Board of Directors of the Company; or

(iii)           any Permitted Transfer; or

(iv)           any sales or issuances of Common Stock or Preferred Stock by the Company.

Section 2.5 Option Period; Effecting Election.

(a) Option Period.  For each proposed purchase of Shares by the Offerees made pursuant to Section 2.2, Section 2.3 or Section 2.4, the Company shall have the first option to purchase all or any portion of such Shares.  The Company shall have thirty (30) days (the “Company Option Period”) from the effective Triggering Date to consummate such a sale.  If the Company does not consummate any such sale within the Company Option Period, the Stockholder Offerees shall then have an additional thirty (30) day period (the “Stockholder Offerees’ Option Period”) (beginning on the day following the expiration of the Company Option Period) during which they may consummate the purchase of the applicable Shares.  The Company Option Period and the Stockholder Offerees’ Option Period are collectively referred to herein as the “Option Periods.”  If any such Share purchase is not consummated by either the Company or the Stockholder Offerees within the applicable Option Period, the Shares may be sold to a third party or otherwise Transferred, as applicable, by the Stockholder or his or legal representative, as applicable.  Any purchase made by the Company and the Stockholder Offerees under this Agreement shall result in all of the applicable Shares being purchased, but the Company and the Stockholder Offerees may divide the Shares purchased between themselves in any proportions that they desire in their sole discretion; provided, however, that each Stockholder Offeree shall have the right to purchase at least that Stockholder Offeree’s pro rata share of the Shares available for purchase by all of the Stockholder Offerees.  This pro rata share shall be calculated for each Stockholder Offeree based on each Stockholder Offeree’s ownership of Shares (as a percentage of all of the Shares owned by all of the Stockholder Offerees).  If a Stockholder Offeree declines to purchase his pro rata share, the other Stockholder Offerees may purchase any such remaining Shares based on their pro rata share of these remaining Shares (excluding any shares owned by the Stockholder Offeree who declined to purchase his pro rata share in the initial Stockholder Offeree purchase).

(b) Effecting Election.  Election by the Company or the Stockholder Offerees to purchase Shares offered for sale pursuant to this Agreement shall be effected by sending written notice of such election to such offering Stockholder or such offering Stockholder’s representative (as applicable) prior to the expiration of the applicable Option Period.

Section 2.6    Effect of Failure to Elect to Purchase All Shares.

(a) If the Offerees do not elect to purchase all of the Shares offered for sale by an offering Stockholder (or its legal representative) pursuant to Section 2.2 or Section 2.3, all of the offering Stockholder’s Shares shall continue to be owned by such Stockholder (or his legal representative, as applicable).  Such Shares may be transferred as contemplated by the Stockholder (or legal representative), but such Shares will at all times continue to be subject to the restrictions of this Agreement and no such Transfer will be effective until each proposed transferee executes and delivers a counterpart of this Agreement.

(b) If the Offerees do not elect to purchase all of the Shares offered for sale by an offering Stockholder pursuant to Section 2.4, all, but not less than all, of the offering Stockholder’s Shares may be transferred to the bona fide offeror pursuant to the terms of the bona fide offer within thirty (30) days following the expiration of the Stockholder Offerees’ Option Period; provided, however, that any Shares so transferred shall continue to be subject to the restrictions of this Agreement and such Transfer shall not be effective until the transferee executes and delivers a counterpart of this Agreement.  If all of the offering Stockholder’s Shares are not transferred within such 30-day period, such Shares shall again become subject to the restrictions contained in this Agreement and shall not be transferred except in accordance with the terms and conditions of this Agreement.

Section 2.7    Purchase Price.  Except as provided in Section 2.4 of this Agreement, the “Purchase Price” per share of the Shares proposed for Transfer or Transferred shall be determined as of the last equity offering of the Company and being equal to the price per share pursuant to the last equity offering, provided such equity offering of the Company was consummated within a six (6) month period of the proposed Transfer and with parties who are not Affiliates of the Company or any Stockholder, or in absence of an equity offering within the said six (6) month period, by the written concurrence of two out of three qualified appraisers (the “Appraisers”).  One appraiser shall be appointed by the Company or the Stockholder Offerees (as applicable), one Appraiser shall be appointed by the applicable Stockholder (or his legal representative or other party, as applicable), and these two Appraisers shall choose the third Appraiser.  The first two Appraisers shall be chosen within five (5) days after the Triggering Date, and the third Appraiser shall be chosen within five (5) days of the date that the second Appraiser is chosen.  Each party shall pay the costs and expenses of the Appraiser chosen by it, and they shall evenly split the costs of the third Appraiser.  The Appraisers shall develop a fair market value determination of the Company’s value, and this shall become the final and binding Purchase Price.  All Appraisers must be firms or individuals with previous background and experience in the valuation and appraisal of corporations, which are similar in size, industry and financial condition to the Company.  The Appraisers shall deliver a written report to all parties (which documents their determination of the Purchase Price, along with a sufficiently detailed description of the methodologies, assumptions and procedures used) within thirty (30) days after the designation of the third Appraiser.  Notwithstanding any other provision of this Section 2.7, if the higher of the two valuations made by the first two appraisers exceeds the lower appraisal by ten percent (10%) or less, the Purchase Price shall be equal to the average of these two valuations and the third appraiser will not be used.

Section 2.8    Closing; Payment.

(a) The closing (“Closing”) of any sale of a Stockholder’s Shares to an Offeree pursuant to Section 2.2 or Section 2.3 shall take place at the office of the Company at any point prior to the expiration of the applicable Option Period or in the event of a sale under Section 2.4, on the twentieth (20th) Business Day following the date the Offer was made.  The certificate or certificates representing the Shares to be purchased by the Offerees, properly endorsed for transfer or with an executed stock power attached, shall be delivered at the Closing free and clear of all liens, security interests, pledges, charges or other encumbrances of any nature whatsoever against the payment of the purchase price therefor.

(b) The purchase of Shares by the Company under this Agreement shall be made in cash; provided, that upon the mutual consent of the parties thereto, all or part of such purchase price may be paid by the execution and delivery of a promissory note payable to the selling Stockholder (or that Stockholder’s legal representative or other party, as applicable), which shall contain such terms and conditions as the parties may agree.

(c) Notwithstanding any other provision of this Section 2.8, if an Offeree is purchasing the Shares pursuant to Section 2.4 and is paying the purchase price set forth in the bona fide offer, the purchase price shall be paid in accordance with the terms and conditions contained in the bona fide offer.

Section 2.9    Failure to Deliver Shares.  If a Stockholder (for the purposes of this Section 2.9, an “Obligated Stockholder”) becomes obligated to sell any Shares to any Offeree hereunder, as determined by a final nonappealable order from a court of competent jurisdiction, and fails to deliver such Shares in accordance with the terms of this Agreement, the Offeree may, at its option, in addition to all other remedies it may have, send to the Obligated Stockholder the Purchase Price for such Shares.  Upon receipt of a final nonappealable order from a court of competent jurisdiction, the Company, upon written notice to the Obligated Stockholder shall (i) cancel on its books the certificate or certificates representing the Shares to be sold and (ii) shall issue, in lieu thereof; in the name of the Offeree, a new certificate or certificates representing such Shares, and all of the Obligated Stockholder’s rights in and to such Shares shall immediately terminate.

Section 2.10  Tag-Along Rights.

(a)           If at any time any of the Stockholders, whether alone or together by agreement, contract or understanding (for the purposes of this Section 2.10, each a “Selling Party”) wishes to sell any Shares owned by it in a single transaction or series of related transactions equaling ten percent (10%) or more of all of the shares of capital stock of the Company then issued and outstanding (on a fully-diluted basis counting all issued options, warrants and convertible securities) to any third party (other than to a Permitted Transferee of such Selling Party in connection with a Permitted Transfer or any other Stockholder) (for the purposes of this Section 2.10, the “Purchaser”), and the Selling Party has complied with all of the other requirements of this Agreement, the Selling Party shall cause a written notice of the offer by the Purchaser to purchase such Shares (a “Tag-Along Notice”) to be delivered to each of the other Stockholders (each a “Tag-Along Stockholder”), setting forth the price per Share to be paid by the Purchaser, the identity of the Purchaser and the other principal terms and conditions of the Purchaser’s offer to purchase such Shares, and each Stockholder shall have the right to offer for sale to the Purchaser, as a condition of such sale by the Selling Party, the same proportion of the Shares then held by such Stockholder as the proposed sale represents with respect to the total number of Shares that the Selling Party owns or has the right to acquire pursuant to outstanding options, warrants or convertible securities, at the same price per Share and on the same terms and conditions as involved in such sale by the Selling Party.  Each Stockholder shall notify the Selling Party of its intention to sell its Shares pursuant to this Section 2.10 as soon as practicable after receipt of the Tag-Along Notice, but in no event later than thirty (30) days after receipt thereof.

(b)           In the event that any Stockholder elects to sell its pro rata portion to the Purchaser, the Investors shall not be obligated to execute and deliver any document which (A) requires the Investors to make representations or warrants regarding any aspect whatsoever of the business or prospects of the Company and/or its Subsidiaries, provided that the Investors (so long as the Selling Party(s) do at least the same), shall make representations and warranties to the effect that (x) such Investor is the legal and beneficial owner(s) of the securities being sold in the sale, free and clear of all liens, claims, security interests, restrictions, agreements of sale or other encumbrances (other than any imposed by this Agreement, as amended and restated, and (y) such Investor has the capacity or power and authority to effect such sale), (B) would subject such Investor to restrictive covenants, or (C) requires such Investor to be obligated for any indemnification or other obligations other than (so long as the Selling Party(s) do at least the same) (1) the obligation to join on a pro-rata basis (but not on a joint and several basis), based on its respective share of the aggregate proceeds paid by the Purchaser (but only up to the amount of net proceeds actually received by such Investor in the sale), in any indemnification that the Selling Party(s) have agreed to, and (2) any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder’s title to and ownership of Shares.

(c)           The Selling Party and each other Stockholder intending to sell Shares hereunder shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Shares proposed to be sold by them at not less than the price per Share and upon other terms and conditions, if any, not more favorable to the Purchaser than those set forth in the Tag-Along Notice; provided, however, that any purchase of less than all of such Shares by the Purchaser shall be made from the Selling Party and each other Stockholder intending to sell Shares hereunder pro rata based upon the number of Shares then held by the Selling Party and each such other Stockholder electing to sell to the Purchaser (calculated on a fully diluted basis).

Section 2.11   Drag-Along Rights.

(a) At any time, the Stockholders (for the purposes of this Section 2.11, the “Initiating Stockholders”) of at least a majority of the Shares (on a fully-diluted basis counting all issued Options, warrants and convertible securities) may, in connection with a bona fide offer (a “Drag-Along Offer”) by a third party who is not an Affiliate of the Company or any Stockholders (for the purposes of this Section 2.11, a “Third Party”) to acquire for value all of the then outstanding Shares or all or substantially all of the assets or businesses of the Company (no matter how the transaction may be structured), require each other Stockholder (each a “Drag-Along Stockholder”) to sell to such Third Party all of the Shares then held by such Stockholder or to vote their Shares in favor of such transaction if other than a sale of Shares as provided below; provided, however, that: (i) the Investors shall not be obligated to execute and deliver any document which (A) requires the Investors to make representations or warrants regarding any aspect whatsoever of the business or prospects of the Company and/or its Subsidiaries, provided that such Investors (so long as the Initiating Stockholders do at least the same), shall make representations and warranties to the effect that (x) such Investor is the legal and beneficial owner(s) of the securities being sold in the sale, free and clear of all liens, claims, security interests, restrictions, agreements of sale or other encumbrances (other than any imposed by this Agreement, as amended and restated, and (y) such Investor has the capacity or power and authority to effect such sale), (B) would subject such Investor to restrictive covenants, or (C) requires such Investor to be obligated for any indemnification or other obligations other than (so long as the Initiating Stockholders do at least the same)

(1) the obligation to join on a pro-rata basis (but not on a joint and several basis), based on its respective share of the aggregate proceeds paid by the purchaser in such sale (but only up to the amount of net proceeds actually received by such Investor in the sale), in any indemnification that the Initiating Stockholders have agreed to, and (2) any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder’s title to and ownership of Shares; (ii) if the Initiating Stockholders elect to exercise their rights under this Section 2.11(a), the Investors receive either cash or marketable securities (i.e., securities that are actively publicly traded on the NYSE, NYSE Alternext Exchange, NASDAQ or similar exchange or quotation system) in such sale.  If the Initiating Stockholders elect to exercise their right to compel a sale pursuant to this Section 2.11, the Initiating Stockholders will cause a written notice of the Drag-Along Offer (the “Drag-Along Notice”) to be delivered to each of the other Stockholders, setting forth the aggregate consideration, the identity of the Third Party and the other principal terms and conditions thereof.

(b) The Initiating Stockholders will have one hundred twenty (120) days from the date the Drag-Along Notice is given to the other Stockholders to consummate the sale to the Third Party, at the price and on the terms substantially similar to those set forth in such Drag-Along Notice, of all of the Shares subject to the Drag-Along Offer pursuant to Subsection (a).  If the sale to the Third Party is not completed during such one hundred twenty (120) day period, then the other Stockholders will be released from their obligations with respect to such Drag-Along Notice (but not future Drag-Along transactions).

(c) Subject to Section 2.11(b), each Stockholder agrees to cast all votes to which such Stockholder is entitled in respect of its Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Shares are voted by the Initiating Stockholders to approve any transaction or series of transactions in connection with which the Initiating Stockholders exercise their rights in this Section 2.11 (including, without limitation, any recapitalization, merger, consolidation, reorganization or sale of all or substantially all of the assets of the Company).

(d)           The drag along provisions of this Section 2.11 shall not be applicable to a Reverse Merger Transaction, the terms and conditions of which shall be acceptable to all Persons who are Stockholders as at the Effective Date of this Agreement.

ARTICLE  3 -CORPORATE GOVERNANCE

Section 3.1    Board Seats  The Board of Directors shall consist of initially of five (5) Persons. The Investors shall at all times be entitled to elect two (2) Persons to serve as a member of the Board of Directors, or such greater number of Persons as shall represent not less forty percent (40%) of all of the members of the Board of Directors (the “Investor Designees”).  The remaining member(s) of the Board of Directors shall be selected by the Stockholders.

Section 3.2    Removal and Replacement of Directors

(a) If at any time Investors owning a majority of the Notes owned by all of the Investors (the “Majority Investors”) notifies the other Stockholders of their desire to remove at any time and for any reason (or no reason) its or his Investor Designee(s) on the Board of Directors or replace such Investor Designee(s), then each Stockholder shall vote all of its or his Shares so as to remove such Investor Designee(s) and replace such removed Investor Designee(s) with the Person(s) selected by the Majority Investors.

(b) If at any time, a vacancy is created on the Board of Directors by reason of the incapacity, death, removal or resignation of any of a director, then the Stockholders who initially designated such director shall designate an individual who shall be elected to fill the vacancy until the next Stockholders meeting.

Section 3.3    Board Committees.

(a)           The Company shall establish an Investment Committee to consist to three (3) Persons, two of which shall be Investor Designees selected by the Majority Investors.  Such Investment Committee shall be expressly authorized to analyze and consider acquisition and investment opportunities for the Vensure Group and submit its recommendations to the Board of Directors for further consideration.

(b)            The Company shall establish an Audit Committee to consist to three (3) Persons, one of which shall be a designee of FNDM and one of which shall be an Investor Designee selected by the Majority Investors.  Such Audit Committee shall be expressly authorized to review all financial matters, including financial statements, internal controls and dealings with the independent auditors of the Company.

Section 3.4    Related Party Transactions.  The Company shall not:

(a)           enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of the Stockholders or other Affiliate of a Stockholder or with any individual related by blood, marriage or adoption to any such Person, or

(b)           except for compensation payable in the ordinary course of business, pay or prepay any indebtedness or other obligations owed to any officer, director, or Stockholder or other Affiliate of a Stockholder

(each a “Related Party Transaction”), unless (i) the terms of such Related Party Transaction are fair and reasonable to the Company and its Subsidiaries and at prevailing market rates, and (ii) such Related Party Transaction shall be approved in advance in writing by Majority Investors, or by all of the Investor Designees on the Board of Directors.

Section 3.5    Major Transactions.  Notwithstanding anything to the contrary, express or implied contained in this Agreement, neither the Company nor any Vensure Subsidiaries may engage in any of the actions or transactions listed on Schedule B annexed hereto (each a “Major Transaction”) unless the same shall have been approved in advance (a) in writing by Majority Investors, or (b) by all of the Investor Designees on the Board of Directors.

Section 3.6    Agreement to Vote.  By his or its execution of this Agreement, each of the Stockholders does hereby covenant and agree to vote his or its Shares in favor of any Reverse Merger approved and ratified by the Board of Directors of the Company.

ARTICLE  4 -  GENERAL PROVISIONS

Section 4.1    Termination. This Agreement shall terminate:

(a)           as to any one or more Stockholder, upon the Transfer of all Shares owned by such Stockholder;

(b)           as to the Company, FNDM, the Invstors and all Stockholders, upon the occurrence of a Liquidity Event; provided, however, that if such Liquidity Event shall constitute a Reverse Merger, the Parties hereto agree that the certificate of designations of Pubco in respect of shares of Pubco Series A Preferred Stock shall contain protective provisions substantially identical to the provisions of Schedule B annexed hereto as it relates to Major Transactions.

Section 4.2     Legend.  Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND VOTING AS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED SEPTEMBER __, 2009, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

Section 4.3    Notices.  Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and delivered by (a) personal delivery, or (b) a nationally recognized overnight courier delivery service (such as Federal Express, UPS, DHL, or USPS Express Mail) and a notice, request, or consent given under this Agreement is effective on receipt by the Person to receive it.  All notices, requests, and consents to be sent to the Company or a Stockholder must be sent to or made at the appropriate address as held by the Company, or to such other address as is specified by written notice to all parties hereto.  Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice.

Section 4.4   Entire Agreement.  This Agreement constitutes the entire agreement among the Company and the Stockholders relating to the matters contained herein and supersedes all Prior Agreements with respect to the Company or the Shares, whether oral or written.

Section 4.5    Effect of Waiver or Consent.  A waiver or consent, express or implied, of any breach or default by any person in the performance of its obligations with respect to the Company is not a consent or waiver of any other breach or default in the performance by that person of the same or any other obligations of that person with respect to the Company.  Failure on the part of a person to complain of any act or omission of any person or to declare any person in breach or default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that person of its rights with respect to that default.

Section 4.6   Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written consent of the Company and by a writing signed by the Company and all of the Stockholders.

Section 4.7  Binding Effect.  Subject to the restrictions on Transfer set forth Article 2, this Agreement is binding on and inures to the benefit of the Stockholders and their respective heirs, legal representatives, successors, and assigns.

Section 4.8  Governing Law; Severability.  This Agreement is governed by and will be construed in accordance with the laws of the State of New York.  In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Certificate of Incorporation, or (ii) any mandatory provision of the applicable law, the applicable provision of the Certificate of Incorporation or the applicable law will control.  If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances, will not be affected thereby and that provision will be enforced to the greatest extent permitted by law.

Section 4.9   Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Stockholder will execute and deliver any additional documents and instruments and perform any additional acts necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 4.10 Offset.  Whenever the Company is to pay any sum to any Stockholder, any amounts that that Stockholder owes to the Company may be offset against and deducted from that sum before payment.

Section 4.11 Counterparts.  This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document.  All counterparts when signed and assembled together will constitute a single, fully-executed instrument.  Facsimile and .pdf executed instruments shall have the same validity as originally executed instruments.

Section 4.12 Waiver of Jury Trial; Consent to Jurisdiction; Venue. THE COMPANY AND EACH OF THE STOCKHOLDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHTS ANY OF THEM MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTES ARISING UNDER OR RELATING TO THE VALIDITY, CONSTRUCTION, OR ENFORCEMENT OF THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.  ANY ACTION OR PROCEEDING OF ANY KIND (LEGAL, EQUITABLE OR ARBITRATION) SHALL BE BROUGHT IN THE APPLICABLE FEDERAL OR STATE COURT LOCATED IN NEW YORK COUNTY, NEW YORK.  EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK IN ACCORDANCE WITH THE REQUIREMENTS AND INTENT OF THIS SECTION 4.11.  IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE VALIDITY, CONSTRUCTION, OR ENFORCEMENT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ALL CHALLENGES TO THE CONTRARY.

Section 4.13 Attorneys’ Fees.  In any legal action that arises out of or in connection with this Agreement, the prevailing party or parties in any such action shall be entitled to have their attorneys’ fees (including all related costs and expenses and all costs related to or associated with any appeal) paid by the non-prevailing party or parties in such action.  Any non-prevailing parties to such action shall be liable for such reasonable attorneys’ fees, costs and expenses in proportion to the percentage of the Company’s Common Stock owned by them (excluding any Common Stock owned by any prevailing party or parties in such action).

Section 4.14 No Continuation of Employment, Directorship or Independent Contractor Status.  Nothing in this Agreement shall create an obligation of the Company to continue any Stockholder’s employment, directorship, independent contractor status or similar relationship or status with the Company.

Section 4.15 Incorporation of Recitals, Schedules and Exhibits.  All of the Recitals stated at the beginning of this Agreement and all of the Schedules and Exhibits attached hereto are hereby incorporated by reference into and made a part of this Agreement.

Section 4.16 Acknowledgments By Stockholders and the Company.  By executing this Agreement, each Stockholder and the Company acknowledges and agrees that it (i) has actual notice of all of the provisions of this Agreement, including, without limitation, the restrictions on the transfer of Shares, (ii) has received copies of and has read and reviewed the Company’s Certificate of Incorporation and Bylaws, and (iii) was strongly encouraged by the Company to obtain individual legal counsel before signing this Agreement.  Each Stockholder hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Stockholder hereby waives any requirement that any further notice as required by any provision of New York law or otherwise should be given.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned parties have executed this Stockholders’ Agreement effective as of the date first set forth above.

VENSURE EMPLOYER SERVICES, INC.

By:
Name:  Thomas Lindsay
Title:     President & Chief Executive Officer

FUND.COM, INC.

By:
Name:  Gregory Webster
Title:     President & Chief Executive Officer

Stockholders Signature Page

THE STOCKHOLDERS:

_______________________________________
THOMAS LINDSAY

_______________________________________
ROBERT A. ATTRIDGE

________________________________________
JOHN IORILLO

________________________________________
ROBERT G. MORLEY

________________________________________
GUY ARCHAMBEAU

_______________________________________
RYAN SCOTT

________________________________________
MATTHEW TONIOLI

Investors Signature Page

THE INVESTORS:

NATPROV HOLDINGS, INC.

By:__________________________________
John Greenwood, President

SCHEDULE A

LIST OF SHAREHOLDERS

Name of Stockholder	Address	City	State	Zip Code

Robert A. Attridge
John Iorillo
Thomas Lindsay
Robert G. Morley
Ryan Scott
Matthew Tonioli
Guy Archambeau

Name of Stockholder	Number of Shares of Common Stock	Fully Diluted Percentage
Robert A. Attridge
John Iorillo
Thomas Lindsay
Robert G. Morley
Ryan Scott
Matthew Tonioli
Guy Archambeau

SCHEDULE B

MAJOR TRANSACTIONS

1.           Any amendment or modification of the Company’s Certificate of Incorporation or by-laws.

2.           Any amendment to the Investment Agreement, the FNDM Securities Purchase Agreement or any other Transaction Document constituting an exhibit to the Investment Agreement.

3.           Any amendment or modification to the Certficate of Incorporation of the Company.

4.           Any amendment to the terms and conditions of the Series A Preferred Stock.

5.           Creating or issuing any securities that are senior to the Series A Preferred Stock.

6.           The acquisition of the securities, assets, properties or business of any Person involving consideration or other expenditures with a value equal to or greater than $25,000 or involving the issuance of securities of the Company having value greater than $25,000.

7.           The issuance or sale of any shares of capital stock or other securities of the Company or any Company Subsidiary.

8.           Any change the fundamental nature of the business of the Company and its Subsidiaries, as contemplated by the Investment Agreement and related Transaction Documents.

9.           The redemption, repurchase or other acquisition for value (or payment or setting aside of a sinking fund for such purpose), or the declaration of setting aside of funds for the payment of any dividend with respect to, any shares of capital stock of the Company or any Company Subsidiary, except for repurchases of shares of Common Stock from employees, officers, directors or consultants pursuant to agreements currently in force in which the Company has the right to repurchase such shares, such as termination of employment.

10.           The sale, assignment, license, lease or other disposal of all or substantially all of the assets of the Company or any of the Company Subsidiaries, or the consent to any liquidation, dissolution or winding up of the Company or any Company Subsidiaries, except that any wholly-owned Company Subsidiary may merge into or consolidate with any other wholly-owned Company Subsidiary or transfer assets to any other wholly-owned Company Subsidiary and any wholly-owned Company Subsidiary may transfer assets to the Company.

11.           Any change in the number of Persons constituting all of the members of the Board of Directors of the Company.

12.           Any change in the senior executive officers of the Company and the Company Subsidiaries, including the termination or hiring of any senior executive officer of the Company or any Company Subsidiary.

13.           The pledge of any assets of the Company or any Company Subsidiaries to secured indebtedness in excess of $25,000.

14.           Except for (a) indebtedness incurred in connection with capital lease and/or real estate lease obligations incurred in the ordinary course of business, or (b) indebtedness existing as at the date hereof (collectively, “Excluded Indebtedness”), the creation, incurrence, assumption, guarantee or otherwise becoming liable or obligated with respect to any indebtedness on behalf of the Company and any Company Subsidiary in an amount greater than $25,000; provided, that, except for Excluded Indebtedness, the aggregate of all such indebtedness outstanding at any one time shall not exceed an aggregate of $100,000, without the prior written approval of the Majority Investors, or all of the Investor Designees on the Board of Directors of the Company.

15.           The sale, transfer, conveyance or disposal of assets in excess of $100,000;

16.           The consummation of any Liquidity Event or the entering into any agreement or commitment to consummate a Liquidity Event.

17.           The consummation of any Related Party Transaction or the entering into any agreement or commitment to consummate a Related Party Transaction.

18.           Any increase of the annual rate of compensation of any executive officer of the Company or any Company Subsidiary or the payment of any bonus to such Person, except for (a) annual salary increases not to exceed 5% per annum, or (b) increases set forth in employment agreements which have been previously approved by the Majority Investors, or all of the Investor Designees on the Board of Directors of the Company.

19.           The creation, amendment or modification of any stock option plan or any profit sharing or stock incentive or other equity based compensation plan or program.